UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2005

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 14, 2005 at a regularly scheduled Board meeting, the Board of Directors of Cisco Systems, Inc. (“Cisco”), upon recommendation of the Nomination and Governance Committee, adopted a policy that no individual will be eligible to be nominated or renominated for election to the Board of Directors after his or her 70th birthday, provided that in the case of John P. Morgridge, the current Chairman of the Board, this policy shall take effect for nominations for the 2006 Annual Meeting of Shareholders.

Based on the new policy the following directors will not be eligible to be renominated for election at Cisco’s Annual Meeting of Shareholders in November, 2005: Donald T. Valentine (Vice Chairman); and James F. Gibbons, Ph.D. (Director). Both directors intend to remain on the Board through the date of the Annual Meeting, and Cisco expects to reduce the number of authorized directors from 13 to 11 as of the date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: July 14, 2005	By:	/s/ Dennis D. Powell
	Name:	Dennis D. Powell
	Title:	Senior Vice President and
Chief Financial Officer